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      EXHIBIT 23.2    CONSENT OF MCGLADREY & PULLEN LLP





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[LOGO]  McGLADREY & PULLEN, LLP                                         RSM
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        Certified Public Accountants and Consultants               International




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Great American Bancorp., Inc. 1995 Incentive Plan to our report dated October 26, 1995, on our audit to the consolidated financial statements of Great American Bancorp, Inc. and Subsidiary as of September 30, 1995 and 1994 and for the years then ended, included in the Annual Report on Form 10-KSB of Great American Bancorp, Inc. for the year ended September 30, 1995. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel".



/s/ McGladrey & Pullen, LLP

Champaign, Illinois
May 23, 1996






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